Exhibit 99.1

BLINK CHARGING ANNOUNCES THIRD QUARTER 2021 RESULTS

●	Record Revenues in Q3 2021, up 607% over prior year period
●	Service Revenues increased 425% year over year (1)
●	3,016 charging stations contracted or sold in Q3 2021, an increase of 351% compared to last year

Miami Beach, FL, November 11, 2021 -- Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the third quarter ended September 30, 2021.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Product Sales	$4,824	$557	$9,762	$2,609
Service Revenues (1)	1,382	263	2,601	797
Other Revenues	196	86	627	371
Total Revenues	$6,402	$906	$12,990	$3,777

(1) Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.

“Our third quarter results continued the momentum built during the first half of 2021, exceeding our internal expectations with record revenues in both product sales and service revenues as we continued to expand our footprint of charging stations and enhanced our brand recognition around the world,” said Michael D. Farkas, Blink’s Chairman and Chief Executive Officer. “During the quarter, we made great strides increasing our network of property partners, winning exclusive, multi-year agreements that we anticipate will result in additional charging station deployments and revenue generation. We are focused on continuing to grow our owner-operator business model, which differentiates us in the industry, because we not only install and maintain the charging equipment, but we also benefit from its ongoing utilization. This is an exciting time for Blink as the transition to EV use gains traction, driven by environmental concerns and legislative directives. We are well-positioned to play a critical role in the establishment of convenient, reliable EV infrastructure and we’re energized by the opportunities and interest we’re seeing in the marketplace. We anticipate winning many more future grant awards, coupled with a robust pipeline of opportunities ahead, we look forward to finishing the year strong and carrying this momentum into 2022.”

Financial Results

Revenues

Total Revenues for the third quarter of 2021 were $6.4 million, an increase of $5.5 million or 607% compared to the prior year period.

Product Sales were $4.8 million in the third quarter of 2021, up $4.3 million or 766% from the same period a year ago primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers, as well as revenues generated through the Blue Corner acquisition.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues were $1.4 million in the third quarter of 2021, up $1.1 million or 425% from the third quarter last year primarily driven by greater utilization of chargers, an increased number of chargers on the Blink network, revenues associated with the Blink Mobility ride-sharing service program, and revenues from the Blue Corner acquisition.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, were $0.2 million in the third quarter of 2021 compared to $0.1 million in the prior year period.

Operating Expenses

Operating Expenses for the third quarter of 2021 were $16.7 million compared to $4.3 million in the same period in 2020. The $12.4 million increase was primarily due to costs associated with investments in new hires within the sales, operations, and IT departments as part of the Company’s strategic domestic and global expansion initiative, as well as an increase in share-based compensation expense of $6.1 million, mostly related to a special performance option equity award. In addition, operating expenses for the third quarter of 2021 included a full quarter of operating costs from the three most recent acquisitions, whereas these expenses were predominantly absent in the prior year’s results.

Net Loss and Loss Per Share

Net Loss for the third quarter of 2021 was $15.3 million, or $0.36 per share, compared to a Net Loss of $3.9 million, or $0.12 per share in the third quarter of 2020.

Adjusted EBITDA (2)

Adjusted EBITDA for the third quarter of 2021 was a loss of $8.4 million compared to an Adjusted EBITDA loss of $3.7 million in the prior year period. Third quarter 2021 Adjusted EBITDA improved sequentially from the $9.1 million-dollar loss in the second quarter of 2021 as the Company continued to make progress towards scaling the business.

Balance Sheet and Cash Flow

As of September 30, 2021, Cash and Marketable Securities totaled $186.7 million.

(2) Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, and stock-based compensation) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Business Highlights

During the third quarter of 2021, the Company achieved numerous strategic partnerships, agreements, and grant awards including:

●	Received a $12.5 million grant from the Florida Department of Environmental Protection for the deployment of 52 DC Fast Chargers at 25 locations along Florida’s major interstate highways

●	Partnered with the City of San Antonio to deploy 202 Blink-owned Level 2 charging stations and 3 DC Fast Chargers throughout the city

●	Expanded Blink Mobility’s BlueLA car sharing program with the City of Los Angeles to deploy and operate 300 additional charging stations, bringing the total under this program to 500 stations across 100 locations throughout Los Angeles

●	Company’s European subsidiary, Blue Corner, signed an exclusive four-year sales contract and 10-year service agreement with KU Leuven to deploy and operate up to 500 charging stations at KU Leuven campuses across Belgium

●	Deployed the first 16 Level 2 charging ports at six hotels in Virginia, Maryland and Washington D.C. as part of a three-year program with the Mid-Atlantic Electrification Partnership to install a total of 200 networked charging ports throughout the region

●	Entered into a five-year agreement with Greenlight Communities to deploy 58 Blink-owned charging stations within their multi-family residential communities across Arizona

●	Partnered with Traverse City Light & Power to deploy 27 charging ports at six locations across Traverse City, Michigan funded in part by grant awards

●	Expanded reseller distribution network with the inclusion of Traffic and Parking Control Co. (TAPCO), Sourcewell, and Rudy’s Performance Parts making Blink charging stations more accessible to individuals, businesses, government, education, and non-profit organizations

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss the third quarter 2021 results today, November 11, 2021 at 4:30 PM Eastern Time.

To access the live webcast and slide presentation, please click here or visit the Company’s investor relations website at ir.blinkcharging.com and click on the News & Events section and then the IR Calendar page to access the link.

To access the call by phone, participants in the U.S. should dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International participants should dial (973) 528-0011. Callers should use access code: 915307.

A replay of the teleconference will be available until December 11, 2021 and may be accessed by dialing (877) 481-4010 or (919) 882-2331 for international callers and using conference ID: 43322.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 30,000 charging ports across 13 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward- looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Aly Bonilla

Vice President, Investor Relations

305-587-2105

abonilla@blinkcharging.com

Blink Media Contact

PR@BlinkCharging.com

Blink Charging Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Product sales	$4,824	$557	$9,762	$2,609
Charging service revenue - company-owned charging stations	908	163	1,676	570
Network fees	205	100	421	227
Warranty	87	14	119	30
Grant and rebate	56	3	280	11
Ride-sharing services	269	—	504	—
Other	53	69	228	330
Total Revenues	6,402	906	12,990	3,777

Cost of revenues:
Cost of product sales	3,632	35	7,115	1,427
Cost of charging services – company-owned charging stations	200	120	310	186
Host provider fees	463	37	842	150
Network costs	115	106	307	464
Warranty and repairs and maintenance	258	105	743	237
Ride-sharing services	422	—	1,092	—
Depreciation and amortization	420	136	1,118	224
Total Cost of Revenues	5,510	539	11,527	2,688

Gross Profit	892	367	1,463	1,089
Operating expenses:
Compensation	11,745	2,544	25,663	6,964
General and administrative expenses	3,067	1,144	7,110	2,460
Other operating expenses	1,903	592	4,246	1,619
Total Operating Expenses	16,715	4,280	37,019	11,043

Loss from operations	(15,823)	(3,913)	(35,556)	(9,954)
Other (Expense) Income:
Interest (expense) income	(3)	(3)	6	18
Loss on settlement	—	—	(1,000)	—
Dividend and interest income	100	—	162	—
Loss on foreign exchange	(16)	—	(124)	—
Gain on forgiveness of PPP loan	379	—	379	—
Gain on settlement of accounts payable, net	—	4	—	23
Change in fair value of derivative and other accrued liabilities	53	(52)	60	(68)
Other (expense) income, net	(11)	50	(72)	76
Total Other Income (Expense)	502	(1)	(589)	49

Net loss	(15,321)	(3,914)	(36,145)	(9,905)
Net Loss Per Share:
Basic	$(0.36)	$(0.12)	$(0.87)	$(0.34)
Diluted	$(0.36)	$(0.12)	$(0.87)	$(0.34)
Weighted Average Number of Common Shares Outstanding:
Basic	42,162,228	31,379,636	41,780,669	28,859,057
Diluted	42,162,228	31,379,636	41,780,669	28,859,057

Blink Charging Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$133,153	$22,341
Marketable securities	53,577	—
Accounts receivable and other receivables, net	5,054	348
Inventory, net	4,686	1,816
Prepaid expenses and other current assets	3,498	1,220
Total current assets	199,968	25,725
Restricted cash	77	76
Property and equipment, net	13,662	5,636
Operating lease right-of-use asset	1,883	616
Intangible assets, net	3,694	46
Goodwill	19,255	1,501
Other assets	233	388
Total assets	$238,772	$33,988
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,092	$3,359
Accrued expenses and other current liabilities	3,798	1,329
Current portion of notes payable	493	574
Current portion of operating lease liabilities	696	404
Current portion of deferred revenue	1,720	479
Total current liabilities	12,799	6,145
Operating lease liabilities, non-current portion	1,448	285
Other liabilities	129	90
Notes payable, non-current portion	—	297
Deferred revenue, non-current portion	30	7
Total liabilities	14,406	6,824
Series B Convertible Preferred Stock, 10,000 shares designated, 0 issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Series C Convertible Preferred Stock, 250,000 shares designated, 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Series D Convertible Preferred Stock, 13,000 shares designated, 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 42,199,744 and 35,951,097 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	42	36
Additional paid-in capital	448,807	214,479
Accumulated other comprehensive loss	(987)	—
Accumulated deficit	(223,496)	(187,351)
Total stockholders’ equity	224,366	27,164
Total liabilities and stockholders’ equity	$238,772	$33,988

Blink Charging Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(36,145)	$(9,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,686	300
Non-cash lease expense	690	137
Dividend and interest income	(162)	—
Change in fair value of derivative and other accrued liabilities	60	(68)
Provision for bad debt	730	98
Loss on disposal of fixed assets	—	98
Accrued interest converted to notes payable	—	3
Provision for slow moving and obsolete inventory	149	(276)
Gain on settlement of debt	(379)	—
Gain on settlement of accounts payable, net	—	(23)
Stock-based compensation:
Common stock	1,532	182
Options	8,776	298
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(2,986)	(57)
Inventory	(3,575)	(1,713)
Prepaid expenses and other current assets	(2,240)	125
Other assets	240	(54)
Accounts payable and accrued expenses	1,151	1,042
Other liabilities	39	—
Lease liabilities	(505)	(141)
Deferred revenue	986	(203)
Total adjustments	6,192	(252)
Net Cash Used in Operating Activities	(29,953)	(10,157)
Cash Flows from Investing Activities:
Proceeds from sale of marketable securities	6,804	2,774
Purchase of marketable securities	(60,267)	—
Capitalization of engineering costs paid	(237)	—
Cash acquired in the purchase of Blue Corner	243	—
Purchase consideration of Blue Corner	(22,985)	—
Cash acquired in the purchase of BlueLA Carsharing, LLC	—	4
Purchases of property and equipment	(5,540)	(681)
Net Cash (Used In) Provided by Investing Activities	(81,982)	2,097
Cash Flows from Financing Activities:
Proceeds from sale of common stock in public offering	221,333	17,836
Proceeds from issuance of notes payable	—	856
Proceeds from exercise of warrants	1,619	144
Payment of financing liability in connection with internal use software	(39)	(53)
Net Cash Provided by Financing Activities	222,913	18,783

Effect of Exchange Rate Changes on Cash	(165)	—
Net Increase in Cash	110,813	10,723
Cash and Restricted Cash - Beginning of Period	22,417	4,169
Cash and Restricted Cash - End of Period	$133,230	$14,892
Cash and restricted cash consisted of the following:
Cash	$133,153	$14,863
Restricted cash	77	28
	$133,230	$14,891

Non-GAAP Financial Measures

The following table reconciles Net Loss Attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	Q3	Q2	Q3
	2021	2021	2020
(In thousands and unaudited)
Net loss attributable to Blink Charging Co.	$(15,321)	$(13,459)	$(3,914)

Interest expense, net	3	6	3
Depreciation and amortization	706	669	104
EBITDA	$(14,612)	$(12,784)	$(3,807)

Stock-based compensation	6,224	3,670	149
Adjusted EBITDA	$(8,388)	$(9,114)	$(3,658)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.